UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 29, 2022 bluebird bio, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35966	13-3680878
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

455 Grand Union Boulevard
Somerville, MA	02145
(Address of principal executive offices)	(Zip Code)

(339) 499-9300

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.01 par value per share	BLUE	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.01	Completion of Acquisition or Disposition of Assets.

Following the expiration of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, on December 29, 2022, bluebird bio, Inc. (the “Company”) completed the sale (the “Asset Sale”) of a Rare Pediatric Disease Priority Review Voucher (“PRV”) to argenx BV (“Buyer”). The Company was awarded the PRV under a U.S. Food and Drug Administration (“FDA”) program intended to encourage the development of certain rare pediatric disease product applications. The Company received the PRV when SKYSONA® (elivaldogene autotemcel) received accelerated approval by the FDA to slow the progression of neurological dysfunction in boys 4-17 years of age with early, active cerebral adrenoleukodystrophy. The Asset Sale was pursuant to the terms of an Asset Purchase Agreement, dated November 29, 2022 (the “PRV Transfer Agreement”), the material terms of which were previously disclosed by the Company in a Current Report on Form 8-K filed with the Securities and Exchange Commission on November 30, 2022 (the “Prior 8-K”). Pursuant to the PRV Transfer Agreement, Buyer paid the Company $102.0 million in cash upon the closing of the Asset Sale.

The foregoing description of the material terms of the PRV Transfer Agreement does not purport to be complete and is qualified in its entirety by reference to the complete text of the PRV Transfer Agreement, a copy of which was filed as Exhibit 2.1 to the Prior 8-K and is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

bluebird bio, Inc.

Date: December 29, 2022	By:	/s/ Andrew Obenshain
	Name:	Andrew Obenshain
	Title:	President and Chief Executive Officer